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                                                                     EXHIBIT 3.2

                           STATEMENT OF RESOLUTION
               ESTABLISHING SERIES OF SHARES OF PREFERRED STOCK
                                      OF
                      EYE CARE CENTERS OF AMERICA, INC.

To The Secretary of State of Texas:

      Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, Eye Care Centers of America, Inc. (the "Company") submits the following statement for the purpose of establishing and designating a series of shares of Preferred Stock and fixing and determining the relative rights and preferences thereof:

     A. The name of the Company is Eye Care Centers of America, Inc.

     B. The following resolutions, establishing and designating a series of shares of Preferred Stock and fixing and determining the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Corporation on April 24, 1998:

     RESOLVED: That pursuant to the authority expressly granted to and vested in the Board of Directors of Eye Care Centers of America, Inc., a Texas corporation (the "Company" in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Company be, and hereby is, established and given the distinctive designation of "Series A Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), said Series to consist of Three Hundred Thousand (300,000) shares, which number the Board of Directors may decrease (but not below the number of shares of the Series then outstanding), and the rights and preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions on such rights and/or preferences of which shall be as set forth on the attached Exhibit A.

     IN WITNESS WHEREOF, this Statement of Resolution is executed on behalf of the Company by its __________ this 24th day of April, 1998.

                              EYE CARE CENTERS OF AMERICA, INC.

                              By:_______________________________________
                                 Name:
                                 Title:


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                                   EXHIBIT A

     1. DESIGNATION. The Series of Three Hundred Thousand (300,000) shares of Series A Preferred Stock, $.01 par value per share, shall be designated the "Series A Preferred Stock" and shall have the following rights, terms and privileges.

     2. DIVIDENDS. The holders of the then outstanding Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative preferential dividends when, as and if declared from time to time by the Board of Directors of the Company, which dividends shall accrue on a daily basis (whether or not declared) from the original date of issue at an annual rate per share equal to thirteen percent (13%) (the "Dividend Rate") of the Original Issue Price (as defined below), such amount to be compounded quarterly on each February 1, May 1, August 1, and November 1, such that if the dividend is not paid for such quarter, the unpaid amount shall be added to the Original Issue Price per share of the Series A Preferred Stock for purposes of calculating succeeding quarters' dividends (but not for any other purpose hereunder). If such cumulative dividends in respect of any prior or current quarterly dividend period shall not have been declared and paid or if there shall not have been a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution (other than a liquidating distribution governed by Section 3 below) shall be paid or declared and set apart with respect to any class of the Company's capital stock, now or hereafter outstanding. Dividends payable on the Series A Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     3. LIQUIDATION, DISSOLUTION OR WINDING UP.

          (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP.

               (i) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other class or series of capital stock, holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus or capital earnings, an amount equal to the original purchase price of $100 per share of Series A Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock) (as so adjusted, the "Original Issue Price") plus all accrued and unpaid dividends thereon, whether or not declared, since the date of issue up to A including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up (collectively, the "Liquidation Amount").

               (ii) After such payment shall have been made in full to the holders of the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to


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no further participation in the distribution of the assets of the Company, and the remaining assets available for distribution shall be available to be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.

          (b) DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

     4. VOTING POWER. Except as otherwise expressly provided herein or as required by law, the holders of the shares of Series A Preferred Stock shall not vote on any corporate matters.

     5. NO REISSUANCE OF SERIES A PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

     6. REDEMPTION. Subject to the Company's existing debt agreements:

          (a) Optional Redemption.

               (i) The Company may elect to redeem the then outstanding shares of Series A Preferred Stock at the price and terms set forth in this Section 6 upon the closing of (i) any public offering of the Company's Common Stock pursuant to a registration statement declared effective by the Securities and Exchange Commission, (ii) a sale of all, or substantially all, of the assets of the Company, or merger of the Company with or into another corporation or entity with the result that a Change of Control (as defined in Section 6(a)(iii)) occurs, or (iv) a sale or issuance of Common Stock in one or a series of related transactions that results in a Change of Control.

               (ii) The redemption price for each share of Series A Preferred Stock redeemed pursuant to Section 6 (the "Redemption Price") shall be the sum of (A) the Original Issue Price plus (B) the product of (x) the Original Issue Price multiplied by (Y) the Dividend Rate, plus (C) accrued and unpaid dividends, whether or not declared.

               (iii) "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no


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Person (other than the Company or any Subsidiary of the Company) in whom a
Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

               (iv) "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (iii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

               (v) "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons (other than one or more Permitted Holders) for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof, (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group (other than one or more Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

               (vi) "Permitted Holder" means and includes (i) the Principal or any of its Affiliates, (ii) any corporation the outstanding voting power of the capital stock of which is beneficially owned, directly or indirectly, by the Principal or any of its Affiliates in substantially the same proportions as their ownership of the voting power of the capital stock of the Company, or
(iii) any underwriter during the period engaged in a firm commitment underwriting on behalf of the Company with respect to the shares of capital stock being underwritten.

               (vii) "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdividision therefor any other entity.

               (viii) "Principal" means Thomas H. Lee Company and its
Affiliates.

          (b) EQUITABLE ADJUSTMENT. The Redemption Price shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred Stock.


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          (c) REDEMPTION NOTICE. If the Company elects to redeem the outstanding shares of Series A Preferred Stock as aforesaid, written notice to that effect (the "Redemption Notice") shall be hand delivered or mailed by the Company to the holders thereof at least ten (10) days prior to the Redemption Date (as defined below), which notice shall also set forth the date fixed for redemption pursuant to this Section 6 (hereinafter referred to as the "Redemption Date"). The Redemption Notice shall be hand delivered or mailed certified mail, return receipt requested, postage prepaid, by the Company to each holder or record of the series which is to be redeemed, at its address shown on the Company's stock records. The Redemption Notice shall contain the following information:

               (i) the number of shares of Series A Preferred Stock held by the holder which shall be redeemed by the Company and the total number of shares of Series A Preferred Stock held by all holders to be so redeemed;

               (ii) the Redemption Date and the Redemption Price;

               (iii) a statement that the holder is to surrender to the Company, at the place designated therein, its certificate or certificates representing the shares to be redeemed.

          (d) SURRENDER OF CERTIFICATES. Each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Company at the place designated by the Company, and thereupon the Redemption Price for such shares shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired.

          (e) DIVIDENDS AND MODIFICATION AFTER REDEMPTION. From and after the Redemption Date, no shares subject to redemption shall be entitled to any further dividends pursuant to Section 2 hereof, or to the modification provisions set forth in Section I 1 or Section 12(a) hereof.

     7. AMENDMENTS TO CHARTER. The Company shall not amend its Articles of Incorporation without the approval, by vote or written consent, by the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, unless a greater percentage is required by law, with each share of Series A Preferred Stock entitled to one vote in each instance, if such amendment would:

          (a) cause the Company to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series A Preferred Stock, otherwise than as provided in Section 6 hereof, or

          (b) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; or


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          (c) cancel or modify the liquidation preferences, dividend rights, or redemption rights of the holders of Series A Preferred Stock; or

          (d) cancel or modify the modification rights of the holders of Series A Preferred Stock provided for in Section 11 or Section 12(a) herein; or

          (e) authorize, create or increase the authorized amount of any shares of any class or series of stock, unless the same ranks junior to the Series A Preferred Stock as to the rights of redemption, the payment of dividends, and the distribution of assets upon liquidation, dissolution, or winding up of the Company.

     8. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.

     9. NOTICES OF RECORD DATE. In the event of

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the record date for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (i) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) , shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or


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winding up. Such notice' shall be mailed )y first class mail, postage prepaid, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

     10. NO SINKING FUND. The Series A Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

     11. MODIFICATION OF TERMS FOLLOWING CERTAIN TRANSFERS.

          (a) If any of the original holders of shares of Series A Preferred Stock (or their successive Permitted Transferees (as defined in the Stockholders' Agreement, dated as of April 24, 1998 (the "Stockholders' Agreement") among the Company and the Stockholders named therein) (the "Original Holders") desire to sell or transfer any of their shares of Series A Preferred Stock to one or more persons or entities which are not included within such definition of Permitted Transferee ("Subsequent Holders"), then the Original Holders desiring to make such sale or transfer shall give written notice (the "Transfer Notice") to the Company at least ten (10) days prior to the effective date of such sale or transfer. Such notice shall set forth the name of the Original Holders desiring to effect such sale or transfer, the number of shares of Series A Preferred Stock to be sold or transferred, the consideration to be received therefor, the name and address of the intended Subsequent Holder, the intended effective date of such sale or transfer, and a request by such Original Holder that the Company grant the intended Subsequent Holder the right to modify the terms of the Series A Preferred Stock to be as set forth in Sections 1, 12 and 13.

          (b) The right of the Original Holders to sell or transfer their shares of Series A Preferred Stock shall not be restricted by the provisions of this
Section 1 1; provided, however, that the provisions of Sections 12 and 13 shall be applicable in respect of shares of Series A Preferred Stock which are sold or transferred to a Subsequent Holder (the "Subsequent Holder Shares"), only if the Company, in its sole and absolute discretion, grants such Subsequent Holder the right to modify the terms of the Series A Preferred Stock to be as set forth in Sections 1, 12 and 13. If the Company elects to grant such right to the intended Subsequent Holder (the "Modification Election"), the Company shall give written notice of the Modification Election to the Original Holders selling or transferring shares of Series A Preferred Stock and the intended Subsequent Holder on or before the intended effective date of such sale or transfer, as set forth in the Transfer Notice. If the Company does not make a Modification Election on or before such date, then neither the intended Subsequent Holder nor any transferee thereof shall have any rights under Sections 12 or 13 with respect to the shares of Series A Preferred Stock transferred to such Subsequent Holder.

          (c) Failure to deliver a Transfer Notice shall not affect the effectiveness of any sale or transfer of shares of Series A Preferred Stock; provided, however, that if the Company does not make a Modification Election with respect to any shares of Series A Preferred Stock which are sold or transferred, then the Subsequent Holder thereof shall not have any rights under
Section 12 or 13 with respect to such shares.


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     12. RIGHT TO MODIFY TERMS FOLLOWING A MODIFICATION ELECTION.

          (a) If the Company makes a Modification Election in respect of Subsequent Holder Shares, then the Subsequent Holder thereof shall have the right, at its or his sole election, to modify the Terms (as defined below) of all, but not less than all, of the Subsequent Holder Shares then owned by such Subsequent Holder to be as set forth in Sections 1, 12 and 13 by giving written notice of such election (the "Modification Notice") to the Company at its corporate headquarters, attention: Board of Directors. In order to be effective, the Modification Notice shall be received by the Company no later than 5:00 p.m. central time on the tenth business day following the effective date of the sale or transfer of such Subsequent Holder Shares to such Subsequent Holder. The Modification Notice shall be accompanied by the materials described in Section 12(b) and shall set forth the name and address of the Subsequent Holder desiring to modify the terms of his or its shares and the number of Subsequent Holder Shares owned by him or it. Commencing on the first business day following receipt by the Company of the Modification Notice, the terms of the Subsequent Holder Shares listed in the Modification Notice (the "Modification Effective Date") shall be deemed to be modified as follows:

               (i) The provisions of Section 2 through and including Section 11 hereof shall have no force or effect with respect to the Modified Preferred Stock, and

               (ii) The provisions of Sections 1, 12 and 13 shall constitute the entire statement of the rights and preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions on such rights and/or preferences (collectively, the "Terms") of the Modified Preferred Stock.

          (b) The Modification Notice shall be accompanied by the original stock certificates representing the Modified Preferred Stock and a stock power executed by the Subsequent Holder thereof Promptly following receipt of such materials, the Company shall issue one or more replacement stock certificates representing such shares, which certificates shall bear a legend substantially as follows:

     THE TERMS OF THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN MODIFIED, EFFECTIVE AS OF __________, TO BE AS SET FORTH IN SECTIONS 1, 12 AND 13 OF THE COMPANY'S STATEMENT OF RESOLUTION ESTABLISHING THE COMPANY'S SERIES A PREFERRED STOCK.

          (c) The Terms of all shares of Series A Preferred Stock, other than the Modified Preferred Stock, shall not be affected by Sections 12 or 13 or any actions taken hereunder or thereunder.


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     13. TERMS OF MODIFIED PREFERRED STOCK. The provisions of this Section 13 shall apply only to shares of Modified Preferred Stock.

          (a) DIVIDENDS.

               (i) The Holders of shares of the Series A Preferred Stock shall be entitled to receive in preference to holders of all other Capital Stock of the Company, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Modification Effective Date accruing at the rate of 13% per annum (subject to increase as set forth below), payable quarterly in arrears on each February 1, May 1, August I and November I or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding January 15, April 15, July 15 and October 15 (each, a "Record Date"). Upon an Increased Dividend Triggering Event (as defined) dividends on the Series A Preferred Stock will accrue at the rate of 15% per annum of the liquidation preference thereof until such Increased Dividend Triggering Event is cured. Dividends shall be payable in cash, or dividends may be paid, at the Company's option, by the issuance of additional shares of Series A Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The shares of Series A Preferred Stock issued as dividends will be duly authorized, validly issued, fully paid and non-assessable. The issuance of such additional shares of Series A Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Statement of Resolution. Dividends payable on the Series A Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accrue on a daily basis.

               (ii) The rate of the cumulative preferential dividends of the Series A Preferred Stock may be increased as hereinafter provided. Upon:

                    (A) the failure Of the Company to redeem the Series A Preferred Stock on the Mandatory Redemption Date (as defined below);

                    (B) the failure of the Company to make a Change of Control Offer on the terms and in accordance with the provisions described below in
Section 13(e) hereof to the extent required to make such Change of Control Offer by such provisions.

                    (C) the failure of the Company to comply with any of the other covenants or agreements set forth in this Section 13 (other than the payment of dividends) and the continuance of such failure for 30 consecutive days or more following the delivery of written notice to the Company from the holders of at least 25% of the shares of Series A Preferred Stock then outstanding;

                    (D) the failure to pay at final maturity (giving effect to any


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applicable grace periods and any extensions thereof) the principal amount of any
Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been so accelerated, aggregates $10,000,000 or more; or

                    (E) the failure to pay dividends in cash after the later of
(i) the sixth anniversary of the Issue Date and (ii) the fifth anniversary of the first Modification Effective Date (each of the events described in clauses
(A), (B), (C), (D) and (E) being referred to herein as an "Increased Dividend Triggering Event");

then the cumulative preferential dividends of the Series A Preferred Stock will accrue at a rate of 15% of the Liquidation Preference per share per annum from the date of such Increased Dividend Triggering Event until such Increased Dividend Triggering Event is cured. The increased dividend rate provided above shall be the exclusive remedy at law or in equity for, or as a result of, any Increased Dividend Triggering Event.

               (iii) Dividends on the Series A Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends shall accrue to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company shall take all actions required or permitted under the Texas Business Corporation Act (the "TBCA") to permit the payment of dividends on the Series A Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the TBCA, to make or keep funds legally available for the payment of dividends, provided, that the Company in all events shall pay such dividends only out of funds legally available therefor and only in compliance with the provisions of the Credit Agreement and the Indenture.

               (iv) No dividends whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series A Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series A Preferred Stock have been declared and paid for the current dividend period and the two most recent dividend periods in which the Series A Preferred Stock were outstanding, or declared and a sufficient sum set apart for the payment thereof, then: (A) no dividend (other than a dividend payable solely in shares of any class of stock ranking junior to the Series A Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Company ("Junior Securities")) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (B) no other distribution shall be


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declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities- (C) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries, except as provided in clauses (2), (3), and (7) of the notwithstanding paragraph of Section 13(f)(i); and (D) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

          (b) DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

          Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock (a "reduction or decrease in capital stock"), each Holder of shares of the Series A Preferred Stock shall be entitled to payment out of the assets of the Company available for distribution of any amount equal to the Liquidation Preference per share of Series A Preferred Stock held by such Holder, phis accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accrued dividends, if any, to which Holders of Series A Preferred Stock are entitled, such Holders shall not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Company or reduction or decrease in capital stock.

          (c) REDEMPTION BY THE COMPANY.

               (i) On the twelfth anniversary of each Modification Effective Date (the "Mandatory Redemption Date"), the Company shall be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Series A Preferred Stock the terms of which were modified on such date in accordance with the provisions hereof (the "Applicable Modified Shares") at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends, if any, to the date of redemption. The Company shall not be required


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to make sinking fund payments with respect to the Series A Preferred Stock. The
Company shall take all actions required or permitted under the TBCA to permit such redemption.

               (ii) Prior to the fifth anniversary of the Modification Effective Date the Applicable Modified Shares may not be redeemed at the option of the Company, except as set forth below. On or after the fifth anniversary of each Modification Effective Date, the Applicable Modified Shares may be redeemed, in whole or in part, at the option of the Company, at the Applicable Redemption Price. At any time, or from time to time, on or prior to the fifth anniversary of each Modification Effective Date, the Company may, at its option, use the net cash proceeds of any Equity Offering to redeem the Applicable Modified Shares at a redemption price equal to 113 % of the Liquidation Preference together with accrued and unpaid dividends, if any, to the date of redemption. In order to effect the foregoing redemption with the proceeds of such Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of such Equity Offering.

               (iii) In case of redemption of less than all of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

               (iv) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series A Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the Holder to whom the Company has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (A) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof, (B) the Redemption Date; (C) the Applicable Redemption Price(D) the number of shares of Series A Preferred Stock to be redeemed and, if less than all shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (E) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book entry transfers; and (F) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified therein all shares called for redemption.

               (v) If notice has been mailed in accordance with Section 13(d)(iv) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor then, from and after the Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the Holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the Holder thereof

               (vi) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that:

                    (A) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                    (B) any balance of monies so deposited by the Company and unclaimed by the Holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

               (vii) No Series A Preferred Stock may be redeemed except with funds legally available for the purpose and as permitted by the Credit Agreement and the Indenture. The Company shall take all actions required or permitted under the TBCA to permit any such redemption.

               (viii)Notwithstanding the foregoing provisions of this Section 13(d), unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed.

               (ix) All shares of Series A Preferred Stock redeemed pursuant to this Section 13(d) shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series A Preferred Stock.

          (d) VOTING RIGHTS.

               (i) The Holders of record of shares of the Series A Preferred Stock shall have no voting rights, except as required by law, and as hereinafter provided in this Section 13 (d).

               (ii) The Company shall not, without the affirmative vote or consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding (with shares held by the Company or its Affiliates not being considered to be outstanding for this purpose) unless a greater percentage is required by law:

                    (A) authorize, create (by way of reclassification or otherwise) or issue any Parity Securities or any obligation or security convertible into or evidencing the rights to purchase any Parity Securities;

                    (B) attend or otherwise alter its Articles of Incorporation in any manner that adversely affects the rights of Holders of Series A Preferred Stock;

                        (C) amend or otherwise alter this Statement of
            Resolution (including the provisions of Section 13(e) hereof) in any manner; or

                        (D) waive any existing Increased Dividend Triggering
            Event or compliance with any provision of this Statement of Resolution.

                  (iii) Without the consent of each Holder affected, an amendment or waiver of the Company's Articles of Incorporation or of this Statement of Resolution may not (with respect to any shares of Series A Preferred Stock held by a non-consenting Holder):

                    (A) reduce the number of shares of Series A Preferred Stock whose Holder must consent to an amendment, supplement or waiver;

                    (B) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Series A Preferred Stock or alter the provisions with respect to the redemption of the Series A Preferred Stock;

                    (C) reduce the rate of or change the time for payment of dividends on any share of Series A Preferred Stock;

                    (D) make any share of Series A Preferred Stock payment in any form other than that stated in this Statement of Resolution;

                    (E) waive a redemption payment with respect to any share of Series A Preferred Stock; and

                    (F) make any change in the foregoing amendment and waiver provisions contained in this paragraph (iii).

               (iv) The Company shall not, without the consent of at least 75% of the then outstanding shares of Series A Preferred Stock (with shares held by the Company or its Affiliates not being considered to be outstanding for this purpose), authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible into or evidencing a right to purchase any Senior Securities.

               (v) The Company in its sole discretion may without the vote or consent of any Holders of Series A Preferred Stock amend or supplement this Statement of Resolution:

                    (A) to cure any ambiguity, defect or inconsistency;

                    (B) to provide for uncertificated Series A Preferred Stock in addition to or in place of certificated Series A Preferred Stock; or

                    (C) to make any change that would provide any additional rights or benefits to the Holders of the Series A Preferred Stock;

provided that any such amendment or supplement does not adversely affect the legal rights under this Statement of Resolution of any Holder.

          (e) CHANGE OF CONTROL.

               (i) Upon the occurrence of a Change of Control Triggering Event, each Holder of shares of Series A Preferred Stock shall have, subject to the terms hereof, the right to require the Company to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the shares of Series A Preferred Stock held by such Holder, any fractional shares) of such Holder's Series A Preferred Stock pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus accrued and unpaid dividends, if any, thereon to the date of purchase (the "Change of Control Payment").

               (ii) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of Series A Preferred Stock.

               (iii) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series A Preferred Stock as a result of a Change of Control.

               (iv) Within 90 days following any Change of Control Triggering Event, the Company shall send, by first-class mail, a notice to each Holder stating:

                    (A) that the Change of Control Offer is being made pursuant to this Section 13(e) and that all shares of Series A Preferred Stock tendered will be accepted for payment;

                    (B) the purchase Price and the purchase date, which shall be no earlier than 30 days not later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                    (C) that any share of Series A Preferred Stock not tendered will continue to accrue dividends;

                    (D) that, unless the Company fails to pay the Change of Control Payment, all shares of Series A Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

                    (E) that Holders electing to have any shares of Series A Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Series A Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the Notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                    (F) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Series A Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such shares purchased; and

                    (G) the circumstances and relevant facts regarding such Change of Control Triggering Event (including, but not limited to, information with respect to proforma historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control).

               (v) On the Change of Control Payment Date, the Company shall, to the extent lawful, (A) accept for payment all shares of Series A Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer,
(B) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Series A Preferred Stock or portions thereof so tendered and (C) deliver or cause to be delivered to the Paying Agent the shares of Series A Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Series A Preferred Stock or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Series A Preferred Stock so tendered the Change of Control Payment for such Series A Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new certificate representing the shares of Series A Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of Series A Preferred Stock surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (vi) Prior to complying with the provisions of this Section 13(e), but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Series A Preferred Stock required by this Section 13(e). The Company's failure to comply with this provision shall constitute an Increased Dividend Triggering Event described in clause (C) of Section 13(a)(ii) and not in clause (B) of such Section 13(a)(ii).

               (vii) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 13(e) applicable to a Change of Control Offer made by the Company and purchases all shares of Series A Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

          (f) CERTAIN COVENANTS. The Company will comply with the following covenants or, if the Company shall fail to comply therewith after the notice and cure period described in Section 13(a)(ii)(C) above, then an Increased Dividend Triggering Event shall be deemed to have occurred.

               (i) RESTRICTED PAYMENT. The Company and its Restricted Subsidiaries may not, directly or indirectly:

                    (A) declare or pay any dividend or make any distribution in respect of any Capital Stock of the Company that are Junior Securities other than dividends or distributions payable in Junior Securities of the Company that are not Disqualified Capital Stock;

                    (B) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire the same that are Junior Securities (other than the exchange of any such Capital Stock for Qualified Capital Stock); or

                    (C) make any Investment (other than Permitted Investments);

each of the foregoing actions set forth in clause (A), (B) and (C) above being referred to as a "Stock Restricted Payment," unless, at the time of such Stock Restricted Payment;

          (1) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Incurrence of Additional Indebtedness" covenant of Section 13(f)(ii); and

          (2) such Stock Restricted Payment, together with the aggregate of all other Stock Restricted Payments made by the Company and its Subsidiaries after the Issue Date (the amount expended for such purposes if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company), is less than the sum of (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Stock Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness but excluding the net cash proceeds received from the sale of Qualified Capital Stock to the extent such amounts have been applied in accordance with clause (2)(ii) of the following paragraph); plus (y) without duplication of any amounts included in clause (3)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (z) to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash received with respect to such sale, liquidation or repayment of such Investment (less the cost of such sale, liquidation or repayment, if any) and (B) the initial amount of such Investment, but only to the extent not included in the calculation of Consolidated Net Income. Any net cash proceeds included in the foregoing clauses (3)(x) or (3)(y) shall not be included in clause (x)(A) or clause (x)(B) of the definition of "Permitted Investments" to the extent actually utilized to make a Restricted Payment under this paragraph.

     Notwithstanding the foregoing, the provisions set forth above in the immediately preceding paragraph will not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice under the provisions of this Statement of Resolution; (2) so long as no Increased Dividend Triggering Event shall have occurred and be continuing as a consequence thereof, the acquisition of any Junior Securities of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company- (3) so long as no Increased Dividend Triggering Event shall have occurred and be continuing, payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase shares of its Capital Stock or options in respect thereof, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause (3) shall not exceed $5.0 million in the aggregate since the Modification Effective Date (which amount shall be increased by. the amount of any cash proceeds to the Company from (x) sales of its Capital Stock to management employees subsequent to the Modification Effective Date and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases); (4) the payment of fees and compensation as permitted under clause (1) of paragraph (B) of Section 13(0(iv);
(5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof, (6) Restricted Payments made pursuant to the Recapitalization Agreement; (7) so long as no Increased Dividend Triggering Event shall have occurred or be continuing, payments in respect of any redemption, repurchase, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or options, stock appreciation or similar securities, in each case held by then current or former officers, directors or employees of the Company or any of its Subsidiaries (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon death, disability, retirement or termination of employment, not to exceed $2.5 million in the aggregate in any fiscal year or $10. 0 million in the aggregate since the Modification Effective Date; (8) purchase of all (but not less than all), excluding directors' qualifying shares, of the Capital Stock or other ownership interests in a Subsidiary of the Company which Capital Stock or other ownership interests were not theretofore owned by the Company or a Subsidiary of the Company, such that after giving effect to such purchase such Subsidiary becomes a Restricted Subsidiary of the Company; and (9) so long as no Increased Dividend Triggering Event shall have occurred or be continuing, payments not to exceed $ 1 00,000 in the aggregate since the Modification Effective Date to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital

Stock- (10) the payment of cash dividends on the Series A Preferred Stock; and (I 1) the repurchase of Series A Preferred Stock after a Change of Control Triggering Event. In determining the aggregate amount of Stock Restricted Payments made subsequent to the Modification Effective Date in accordance with clause (3) of the immediately preceding paragraph, amounts expended (to the extent such expenditure is in the form of cash or other property other than Qualified Capital Stock) pursuant to clauses (1), (3), (7) and (10) of this paragraph shall be included in such calculation; provided that such expenditures pursuant to clauses (3) or (7) shall not be included to the extent of cash proceeds received by the Company from any "key man" life insurance policies, and
(b) amounts expended pursuant to clauses (2), (4), (5), (6), (8) and (9) shall be excluded from such calculation.

               (ii) INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness)- provided, however, that if no Increased Dividend Triggering Event shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness), and Restricted Subsidiaries of the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the Incurrence of such Indebtedness, or the issuance of Disqualified Capital Stock, after giving effect to the Incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2. 0 to 1. 0.

               (iii) MERGER, CONSOLIDATION, AND SALE OF ASSETS. The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (A) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof, or the District of Columbia; (B) if the Company is not the Surviving Corporation, the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee, or resulting Person, having in respect of such successor, transferee, or resulting Person the same powers, preferences, and relative participating, optional, or other special rights and the qualifications, limitations, or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction; (C) immediately after such transaction no Increased Dividend Triggering Event exists; and (D) immediately after giving effect to such transaction (on a proforma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction and the other adjustments referred to in the definition of "Consolidated Fixed Charge Coverage Ratio", the Company or the surviving Person is able to incur at least $ 1. 00 of additional Indebtedness (other than

Permitted Indebtedness) in compliance with the "Incurrence of Additional Indebtedness" covenant of Section 13(f)(ii).

               (iv) TRANSACTIONS WITH AFFILIATES.

                    (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (1) Affiliate Transactions permitted under paragraph (B) below and (2) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary; provided, however, that for a transaction or series of related transactions with an aggregate vale of $5.0 million or more, at the Company's option (1) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a favorable opinion from an independent nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary-provided, further, that for a transaction or series of related transactions with an aggregate value of $1 0. 0 million or more, the Board of Directors of the company shall have received a favorable opinion from an independent nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial pont of view to the Company or such Restricted Subsidiary.

                    (B) The restrictions set forth in clause (A) above shall not apply to (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, or consultants of the Company or any Subsidiary of the Company (including customary provisions contained in employment agreements with executive officers of the Company) as determined in good faith by the Company's Board of Directors or senior management; (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries, or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Statement of Resolutions; (3) any agreement as in effect as of the Modification Effective Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders of Series A Preferred Stock in any material respect than the original agreement as in effect on the Modification Effective Date; (4) Stock Restricted Payments permitted by this Statement of Resolutions; (5) all payments by the Company under the TBL Agreement; (6) transactions effected as part of a Qualified Receivables

      Transaction; (7) any Permitted Investment; (8) transactions permitted by, and complying with, the provisions of Section 13(f) (iii)5; (9) any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors of the Company; (10) the grant of stock options or similar rights to employees and directors of the Company and its Subsidiaries pursuant to Plans and employment contracts approved by the Board of Directors of the Company; (11) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $3. 0 million at any one time outstanding;
      (12) the granting or performance of registration rights under a written registration rights agreement approved by the Board of Directors of the Company; (13) transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary generally; and (14) any agreement to do any of the foregoing.

                    (v) DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (A) pay dividends or make any other distributions on or in respect of its Capital Stock; (B) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (C) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of. (1) applicable law; (2) this Statement of Resolutions; (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of any such Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Modification Effective Date; (6) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (C) above on the property so acquired; (8) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien; (9) any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale; (10) any agreement or instrument governing Capital Stock of any Person that is acquired after the Issue Date; (11) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to the Company or the Holders in any material respect as determined by the Board of Directors of the Company in good faith than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (4) or (5); or
(12) any agreement evidencing, or relating to, any Indebtedness incurred after the Modification Effective Date which are not more restrictive than those contained in the Credit Agreement as in effect on the Modification Effective Date.

                    (vi) LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

                    (vii) REPORTS.

                         (A) The Company will mail to holders of Series A Preferred Stock within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing). In the event the Company is not required or shall cease to be required to file SEC Reports and the Commission will not accept the filing of SEC Reports, so long as any shares of Series A Preferred Stock are outstanding, the Company will furnish copies of such SEC Reports to the holders of Series A Preferred Stock at the time the Company is required to make such information available to Investors who request it in writing.

                         (B) The Company shall deliver to the Holders, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed, and fulfilled its obligations under this Statement of Resolutions and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed, and fulfilled each and every covenant contained in this Statement of Resolutions and is not in default in the performance or observance of any of the terms, provisions, and conditions of this Statement of Resolutions (or, if any such default shall have occurred, describing such defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Liquidation Preference of or dividends, if any, on the Series A Preferred Stock is prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                         (C) The Company shall, so long as any of the shares of Series A Preferred Stock are outstanding, deliver to the Holders, forthwith upon any Executive Officer of the Company becoming aware of any default under this Statement of Resolutions, an Officers' Certificate specifying such default and what action the Company is taking or proposes to take with respect thereto.

               (viii) Conflicts with By-laws. If any provisions of the Company's Bylaws conflict in any way with this Statement of Resolutions, the Company 'Shall, so long as any of the shares of Series A Preferred Stock are outstanding, take all necessary actions to amend such By-laws and thereby resolve the conflict.

          (g) PAYMENT.

               (i) All amounts payable in cash with respect to the Series A Preferred Stock shall be payable in United States dollars at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of dividends (if any) may be made by check mailed to the Holders of the Series A Preferred Stock at their respective addresses set forth in the register of Holders of Series A Preferred Stock maintained by the Transfer Agent, provided that all cash payments with respect to the Global Shares (as defined below) and shares of Series A Preferred Stock the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof

               (ii) Any payment on the Series A Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business day with the same force and effect as if made on such due date.

               (iii) The Company has initially appointed the Transfer Agent to act as the "Paying Agent." The Company may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that until the Series A Preferred Stock has been delivered to the Company for cancellation, or moneys sufficient to pay the Liquidation Preference and accrued dividends on the Series A Preferred Stock have been ma e available for payment and either paid or returned to the Company as provided in this Certificate of Designation, it shall maintain an office or agency in the Borough of Manhattan, The City of New York.

               (iv) Dividends payable on the Series A Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date shall be paid to the Holders of record as of the immediately preceding Record Date.

               (v) All moneys and shares of Series A Preferred Stock deposited with any Paying Agent or then held by the Company in trust for the payment of the Liquidation Preference and dividends on any shares of Series A Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Company, and the Holder of such shares of Series A Preferred Stock shall thereafter look only to the Company for payment thereof

          (h) OFFICERS' CERTIFICATE.

          Each Officers' Certificate provided for in this Statement of Resolutions shall include:

               (i) a statement that the officer making such certificate or opinion has read such covenant or condition;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of such officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (iv) a statement as to whether or not, in the opinion of such officer, such condition or covenant has been satisfied.

          (i) EXCLUSION OF OTHER RIGHTS.

          Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences, and relative, participating, optional, or other special rights, other than those specifically set forth in this Statement of Resolutions (as such Statement of Resolutions may be amended from time to time) and in the Company's Articles of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

          (j) HEADINGS OF SUBDIVISIONS.

          The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (k) SEVERABILITY OF PROVISIONS.

          If any voting powers, preferences and relative, participating, optional, and other special rights of the Series A Preferred Stock and qualifications, limitations, and restrictions thereof set forth in this Statement of Resolutions (as it may be amended from time to time) is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences, and relative, participating, optional, and other special rights of Series A Preferred Stock and qualifications, limitations, and restrictions thereof set forth in this Statement of Resolutions (as so amended) which can be given effect without the invalid, unlaw u , or unenforceable voting powers, preferences, and relative, participating, optional, and other special rights of Series A Preferred Stock and qualifications, limitations, and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences, and relative, participating, optional, or other special rights of Series A Preferred Stock and qualifications, limitations, and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences, and relative, participating, optional, or other special rights of Series A Preferred Stock and qualifications, limitations, and restrictions thereof unless so expressed.

          (l) FORM OF SECURITIES.

               (i) The Series A Preferred Stock shall initially be issued in the form of one or more Global Preferred Shares (the "Global Shares"). The Global Shares shall be deposited on the Closing Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to as the "Global Share Holder").

               (ii) So long as the Global Share Holder is the registered owner of any Series A Preferred Stock, the Global Share Holder will be considered the sole Holder under this Statement of Resolutions of any shares of Series A Preferred Stock evidenced by the Global Shares. Beneficial owners of shares of Series A Preferred Stock evidenced by the Global Shares shall not be considered the owners or Holders thereof under this Statement of Resolutions for any purpose. The Company shall not have any responsibility or liability for any aspect of the records of the Depositary relating to the Series A Preferred Stock.

               (iii) Payments in respect of the Liquidation Preference, and dividends on any Series A Preferred Stock registered in the name of the Global Holder on the applicable record date shall be payable by the Company to or at the direction of the Global Share Holder in its capacity as the registered Holder under this Statement of Resolutions. The Company may treat the persons in whose names Series A Preferred Stock, including the Global Shares, are registered as the owners thereof for the purpose of receiving such payments. The Company does not and will not have any responsibility or liability for the payments of such amounts to beneficial holders of Series A Preferred Stock.

               (iv) Any person having a beneficial interest in a Global Share may, upon request to the Company, exchange such beneficial interest for Series A Preferred Stock in the form of registered definitive certificates ("Certificated Securities"). Upon any such issuance, the Company shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Company notifies the Holders in writing that the Depositary is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Holders in writing that it selects to cause the issuance of Series A Preferred Stock in the form of Certificated Securities, then, upon surrender by the Global Share Holder of its Global Shares, Series A Preferred Stock in such form will be issued to each person that the Global Share Holder and the Depositary identify as being the beneficial owner of the related Series A Preferred Stock. If the Company elects to pay dividends on the Series A Preferred Stock by issuing additional Series A Preferred Stock, fractional shares, if any, issued in connection with any such dividend payment may be issued to holders of Series A Preferred Stock as Certificated Securities.

          (m) EXCHANGE.

               (i) REQUIREMENTS. The outstanding shares of Series A Preferred Stock are exchangeable as a whole but not in part, at the option of the Company and subject to the terms and conditions of the Credit Agreement, the Indenture, and the Exchange Indenture at any time on any Dividend Payment Date for the Company's 13% Subordinated Exchange Debentures (the "Exchange Debentures") to be substantially in the form to be adopted by the Company's Board of Directors prior to the first Modification Effective Date, a copy of which shall be filed with the secretary of the Company, provided that any such exchange may only be made if on or prior to the date of such exchange (i) the Company has paid (or is deemed to have paid) all accumulated dividends on the Series A Preferred Stock (including the dividends payable on the date of exchange) and there shall be no contractual impediment to such exchange; (ii) there shall be funds legally available sufficient therefor; (iii) immediately after giving effect to such exchange, no Default or Event of Default (as defined in the Exchange Indenture) would exist under the Exchange Indenture; (iv) no default or event of default then exists under the Credit Agreement or the Indenture; and (v) such exchange is not prohibited at such time under the Credit Agreement or the Indenture. The exchange rate shall be $ 1. 00 principal amount of Exchange Debentures for each $1.00 of liquidation preference of Series A Preferred Stock, including, to the extent necessary, Exchange Debentures in principal amounts less than $1,000, provided that the Company shall have the right, at its option, to pay cash in an amount equal to the principal amount of that portion of any Exchange Debenture that is not an integral multiple of $1,000 instead of delivering an Exchange Debenture in a denomination of less than $1,000.

               (ii) PROCEDURE FOR EXCHANGE.

                    (A) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for exchange, written notice (the "Exchange Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such exchange of the Series A Preferred Stock at such Holder's address as the same appears on the stock books of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any shares of Series A Preferred Stock to be exchanged except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Exchange Notice shall state:

                              (1) the date fixed for exchange;

                              (2) that the Holder is to surrender to the
     Company, in the manner and at the place or places designated, his certificate or certificates representing the shares of Series A Preferred Stock to be exchanged,

                              (3) that dividends on the shares it Series A
     Preferred Stock to be exchanged shall cease to accrue on such Exchange Date whether or not certificates for shares of Series A Preferred Stock are surrendered for exchange on such Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and

                              (4) that interest on the Exchange Debentures shall
     accrue from the Exchange Date whether or not certificates for shares of Series A Preferred Stock are surrendered for exchange on such Exchange Date.

                         (B) On or before the Exchange Date, each Holder of
Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Series A Preferred Stock so exchanged, duly endorsed (or otherwise in prior form for transfer, as determined by the Company), such shares shall be exchanged by the Company into Exchange Debentures. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

                         (C) If notice has been mailed as aforesaid, and if
before the Exchange Date specified in such notice (1) the Exchange Indenture shall have been duly executed and delivered by the Company and the trustee thereunder and (2) all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the trustee under the Exchange Indenture with irrevocable instructions to authenticate the Exchange Debentures necessary for such Preferred Stock so exchanged as stockholders of the Company shall cease (except the right to receive Exchange Debentures, an amount in cash equal to the amount of accrued and unpaid dividends to the Exchange Date and, if the Company so elects, cash in lieu of any Exchange Debenture not an integral multiple of $1,000), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Debentures as of the Exchange Date.

               (iii) NO EXCHANGE IN CERTAIN CASES. Notwithstanding the foregoing provisions of this paragraph (g), the Company shall not be entitled to exchange the Series A Preferred Stock for Exchange Debentures if (A) such exchange, or any term or provision of the Exchange Indenture or Exchange Debentures, or the performance of the Company's obligations under the Exchange Indenture or the Exchange Debentures, shall (1) violate the terms of the Credit Agreement, the Indenture or any refinancing thereof or (2) materially violate or conflict with any applicable law or other agreement or instrument then binding on the Company, or (B) at the time of such exchange, the Company is insolvent or would be rendered insolvent by such exchange.

          (n) CERTAIN DEFINITIONS.

          Unless the context otherwise requires, the terms defined in this
Section 13(n) shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired indebtedness shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise- and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity make an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

     "Applicable Redemption Price" means a price per share equal to the following redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accrued and unpaid dividends, if any, to the date of redemption if redeemed during the 12-month period commencing on the anniversaries of the applicable Modification Effective Date set forth below:


             -------------------------------------------
                      Anniversary of Modification
             -------------------------------------------
             Effective Date              Redemption Rate
             --------------              ---------------
             -------------------------------------------

               5th                         106.500%
               6th                         104.333%
               7th                         102.167%
               8th and thereafter          100.000%
             -------------------------------------------

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of
(a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business- provided, however, that Asset Sales shall not include (i) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 13(0(iii)5 (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customarily in the industry, (v) the licensing of intellectual property, (vi) disposals or replacements of obsolete equipment in the ordinary course of business, (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property in transactions constituting Investments that are not prohibited under Section 13(f)(i), (viii) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries, (ix) the sale of properties (in one transaction or a series of related transactions) to be acquired by the Company on or about February 1, 1999 related to the Company's acquisition of Visionworks Holdings, Inc., or the capital lease in respect of such properties prior to the acquisition thereof, to the extent that the consideration to be received by the Company or any of its Restricted Subsidiaries in any such transaction or series of related transactions does not exceed $10.0 million, (x) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity, or (xi) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction.

     "Board of Directors" means, as to any Person, the Board of Directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year form the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;.(iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A- I from S&P or at least P- I from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (V) certificates of deposit or bankers' acceptances or similar instruments maturing within one year from the date of acquisition thereof issued by any foreign bank that is a lender under the Credit Agreement having at the date of acquisition thereof combined capital and surplus of not less than $500 million; (vi) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (iv) or clause (v) above; and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

      "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);
(ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group (other than the Permitted Holder(s)) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Change of Control Triggering Event" means the occurrence of a Change of Control and, in the event the Notes remain outstanding, the failure of the Notes to have a Minimum Rating on the 30th day after the occurrence of such a Change of Control.

     "Closing Date" means the effective date of the merger of ECCA Merger Corp., a Delaware corporation, with and into the Company.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" of any Person means any and all shares, interest, or other participation in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Modification Effective Date or issued after the Modification Effective Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated

Interest Expense, (C) Consolidated Non-cash Charges, and (D) (i) cash charges attributable to the exercise of employee options vesting upon the consummation of the Recapitalization and (ii) for any four quarter period that includes one or more fiscal quarters ending within the period from the Closing Date to the first anniversary of the Closing Date, cash restructuring of nonrecurring charges incurred in connection with the Recapitalization; provided, however, that the cash charges in (i) and (ii) shall not exceed $2.0 million in the aggregate since the Closing Date.

      "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, (ii) any Assets Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including pro forma adjustments for cost savings ("Cost Savings Adjustments") that the Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such acquisition or disposition (provided that both (A) such cost savings were identified and quantified in an Officers' Certificate delivered to the Transfer Agent at the time of the consummation of the acquisition or disposition and (B) with respect to each acquisition or disposition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such acquisition or disposition to effect such cost savings identified in such Officers' Certificate and with respect to any other acquisition or disposition, such Officers' Certificate sets forth the specific steps to be taken within the 90 days after such acquisition or disposition to accomplish such cost savings) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four-Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period, and (iii) with respect to any such Four Quarter Period commencing prior to the Recapitalization, the Recapitalization (including any Cost Savings

Adjustments), which shall be deemed to have taken place on the first day of such Four Quarter Period, and (iv) any asset sales or asset acquisitions (including any Consolidated EBITDA (including any Cost Savings Adjustments) attributable to the assets which are the subject of the asset acquisition or asset sale during the Four Quarter Period) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been merged with or into the Company or any Restricted Subsidiary of the Company during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the last day of the Four Quarter Period and on or prior to the Transaction Date that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of the Company or subsequent to such Person's merger into the Company, as if such asset sale or asset acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period- provided that to the extent that clause (ii) or (iv) of this sentences requires that pro. forma effect be given to an asset sale or asset acquisition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs relating to the Recapitalization and the financing therefor or relating to retired or existing Indebtedness and amortization or write-off of customary debt issuance costs relating to future Indebtedness incurred in the ordinary course of business plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $2.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) gains and losses de solely to fluctuations in currency values and related tax effects according to GAAP, (c) items classified as extraordinary, unusual or nonrecurring gains and losses, and the related tax effects according to GAAP, (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidates with the Company or any Restricted Subsidiary of the Company, (e) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contact, operation of law or otherwise, (f) the net loss of any Person other than a Restricted Subsidiary of the Company, (g) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person unless (and to the extent), in the case of a Restricted Subsidiary of the Company who receives such dividends or distributions, such Restricted Subsidiary is subject to clause (e) above, (h) one time non-cash compensation charges, including any arising from existing stock options resulting from the Recapitalization, and (i) bonus payments to be paid to senior management of the Company in connection with the Recapitalization within 90 days of the Issue Date in an aggregate amount not to exceed $1.0 million. Notwithstanding the foregoing, it is understood that the payment of dividends on the Series A Preferred Stock shall not reduce Consolidated Net Income.

     "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which require an accrual of or a reserve for cash charges for any future period).

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the

Issue Date, (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is any designee of a Permitted Holder or was nominated by a Permitted Holder or any designees of a Permitted Holder on the Board of Directors.

     "Credit Agent" means, at any time, the then-acting Administrative Agent as defined in and under the Credit Agreement, which initially shall be Bankers Trust Company. The Company shall promptly notify the Trustee of any change in the Credit Agent.

     "Credit Agreement" means (i) the Credit Agreement dated as of April 23, 1998, among the Company, the lenders party thereto from time to time and Bankers Trust Company, as administrative agent, and Merrill Lynch Capital Corporation, as syndication agent, and (ii) the guarantee by the Company of the Poth Loan, in each case, together with the related documents thereto (including, without limitation, any guarantee agreements, promissory notes and collateral documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, related, renewed, repaid or extended from time to time (whether in whole or in part and whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or one or more other credit agreements (or otherwise) including, without limitation, to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors or otherwise.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control Triggering Event), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control Triggering Event) on or prior to the final maturity date of the Series A Preferred Stock; provided that Capital Stock of the Company that is held by a current or former employee of the Company subject to a put option and/or a call option with the Company triggered by the termination of such employee's employment with the Company and/or the Company's performance shall not be deemed to be Disqualified Capital Stock solely by virtue of such call option and/or put option.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Equity Offering" means a sale of Qualified Capital Stock of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Exchange Date" means a date on which shares of Series A Preferred Stock are exchanged by the Company for Exchange Debentures.

     "Exchange Debentures" shall have the meaning given to it in Section 13 (m).

     "Exchange Indenture" means that certain indenture between the Company and the trustee to be named therein and to be dated the Exchange Date, which governs the Exchange Debentures, as such indenture may be amended or supplemented from time to time.

     "Exchange Notice" shall have the meaning given to it in Section 13 (m).

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the first Modification Effective Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Holder" means the record holder of one or more shares of Series A Preferred Stock, as shown on the books and records of the Transfer Agent.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance, or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through
(vi) which are secured by any lien on any property or asset of such Person but which obligations are not assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency swap agreements and interest swap agreements of such persons, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable or other assets which constitute a sale for purposes of GAAP shall not constitute Indebtedness hereunder.

     "Indenture" means that certain indenture between the Company, the Guarantors named therein and the Trustee dated as of April 24, 1998, as amended or supplemented from time to time.

     "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a' floating or -a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purpose of the "Restricted Payments" covenant (i) the Company shall be deemed to have made an Investment equal to the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and the aggregate amount of Investments made on the Issue Date shall exclude (to the extent the designation as an Unrestricted Subsidiary was included as a Restricted Payment) the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed the amount of the Investment deemed made at the date of designation thereof as an Unrestricted Subsidiary, and (ii) the amount of any Investment shall be the original cost of Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment, provided that no such payment of dividends or distribution or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% (or 80% in the case of clause (ix) of the definition of "Permitted Investments") of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of

     "Issue Date" means the date of original issuance of the Notes.

     "Legal Holiday" means a Saturday or Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Liquidation Preference" means $1.00 per share of Series A Preferred Stock.

     "Minimum Rating" means (i) a rating of at least BBB; (or equivalent successor rating) by S&P and (ii) a rating of at least Baa3 (or equivalent successor rating) by Moody's.

     "Modification Effective Date" shall have the meaning given to such term pursuant to Section 12(a).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Notes" means collectively W the Company's 9 1/8% Senior Subordinated Notes due 2008 and (ii) the Company's Floating Interest Rate Subordinate Term Securities due 2008.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company that meets the requirements of Section 13(i).

     "Parity Securities" means any class or series of Capital Stock of the Company ranking on a parity with the Series A Preferred Stock in terms of dividends and liquidation preference.

     "PermittedHolder(s)" means all stockholders of the Company as of the Modification Effective Date, and their respective Affiliates.

     "Permitted Indebtedness" means, without duplication, (i) Indebtedness under the Notes, the Guarantees (as defined in the Indenture), and the Indenture, (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate outstanding principal amount at any time not to exceed the maximum aggregate amount of the commitments in effect on the Issue Date and permitted in the future pursuant to the Credit Agreement as in effect on the Issue Date (without giving effect to any reductions of term loan commitments on the Issue Date), plus $ 1. 0 million in connection with the guarantee by the Company of the Poth Loan, (A) less the amount of all mandatory principal payments actually made in respect of the Term Loan Facility in the future (excluding any such repayment to the extent refinanced and replaced at the time of payment) and (B) reduced by any required permanent repayments actually made (which are accompanied by a corresponding permanent commitment reduction) in respect of the Revolving Credit Agreement (excluding any such repayment and commitment reductions to the extent refinanced and replaced at the time of payment) in each case pursuant to this clause (B) actually effected in satisfaction of the Net Cash Proceeds requirement in Section 4.6 of the Indenture (it being recognized that a reduction in any borrowing base thereunder in and of itself shall not be deemed a required permanent repayment), (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, (iv) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company and its Restricted Subsidiaries from fluctuation in interest rates on their respective outstanding Indebtedness, (v) Indebtedness of the Company or any of its Restricted Subsidiaries under Currency Agreements entered into, in the judgment of the Company, to protect the Company or such Restricted Subsidiary from foreign currency exchange rates, (vi) intercompany Indebtedness owed by any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary, (vii) Acquired Indebtedness of the Company or any Restricted Subsidiary of the Company to the extent the Company could have incurred such Indebtedness in accordance with Section 13(0(ii) (without giving effect to the exception for Permitted Indebtedness) on the date such Indebtedness became Acquired Indebtedness; provided that, in the case of Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company, (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of its incurrence, (ix) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension ' substitution, supplement, reissuance or resale of existing or future Indebtedness, including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing each existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Statement of Resolution) of the Company and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clause (vi) or (xv) of this definition); provided that no Restricted Subsidiary of the Company may refinance any Indebtedness pursuant to this clause (ix) other than its own Indebtedness, (x) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed $1 0. 0 million at the time of any incurrence thereof (which amount may, but shall not be required to be incurred pursuant to the Credit Agreement, but shall be deemed not to include any such Indebtedness incurred in whole or in part under the Credit Agreement to the extent permitted by clause (ii) above or clause (xvi) below or pursuant to the proviso to Section 13(f)(ii), (xi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition, (xiii) the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings), (xiv) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (xv) Indebtedness consisting of guarantees (x) by the Company of Indebtedness, leases and any other obligation or liability permitted to be incurred under this Statement of Resolution by Restricted Subsidiaries of the Company, and (y) by Restricted Subsidiaries of the Company of Indebtedness, leases and any other obligation or liability permitted to be incurred under this Statement of Resolution by the Company or other Restricted Subsidiaries of the Company, and (xvi) additional Indebtedness of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1 0. 0 million at any one time outstanding (which amount may, but shall not be required to, be incurred pursuant to the Credit Agreement, but shall not be deemed to include any such Indebtedness incurred in whole or in part under the Credit Agreement to the extent permitted by clause (ii) or clause (x) above or pursuant to the proviso to Section 13(f)(ii)).

     "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) and Investments in the Company by any Restricted Subsidiary of the Company; (ii) cash and cash Equivalents- (iii) Investments existing on the Modification Effective Date- (iv) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries not in excess of $3.0 million at any one time outstanding; (v) accounts receivable owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; (vi) Currency Agreements and Interest Swap Obligations entered into by the Company or any of its Restricted Subsidiaries for bona fide business reasons and not for speculative purposes, and otherwise in compliance with this Statement of Resolution; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Statement of Resolution; (ix) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (x) additional investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not exceeding $5. 0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent change in value), plus an amount equal to (A) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Modification Effective Date of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or as capital contributions to the Company (other than from a

Subsidiary) and (B) without duplication of any amounts included in clause (x)
(A) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company form a holder of the Company's Capital Stock, that in the case of amounts described in clause (x) (A) or (x) (B) are applied by the Company within 180 days after receipt, to make additional Permitted Investments under this clause (x) (such additional Permitted Investments being referred to collectively as "Stock Permitted Investments"); (xi) any Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional Receivables or an equity interest; (xii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; (xiii) Investments by the Company or its Restricted Subsidiaries in joint ventures in an aggregate amount not in excess of $5.0 million at any time outstanding; and (xiv) that portion of any Investment where the consideration provided by the Company is Capital Stock of the Company (other than Disqualified Capital Stock). Any net cash proceeds that are used by the Company or any of its Restricted Subsidiaries to make Stock Permitted Investments pursuant to clause (x) of this definition shall not be included in subclauses (x) and (y) of clause (3) of the first paragraph of
Section 13(f)(i).

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, limited liability company or a governmental agency or political subdivision thereof.

     "Poth Loan" shall mean the loan in an initial aggregate principal amount of $1 .0 million to Dr. Daniel Poth in connection with his previous purchase of the stock of Dr. Samit Hour Eyes Optometrist, P.C., as the same may be amended or modified from time to time pursuant to the terms thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note (a) shall be repaid from cash available to the Receivables Entity, other than (i) amounts required to be established as reserves pursuant to agreements, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and
(b) may be subordinated to the payments described in (a).

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable. The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

     "Recapitalization" means the transactions contemplated by the Recapitalization Agreement, together with the financings therefor.

     "Recapitalization Agreement" means the Recapitalization Agreement dated as of March 6, 1998 by and among ECCA Merger Corp., a Delaware corporation, the Company and the Sellers names therein, as amended and in effect on the Issue Date.

     "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes a Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at


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the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results other than through the contribution of additional Receivables, related security and collections thereto and proceeds of the foregoing. Any such designation by the Board of Directors of the Company shall be evidenced to the Transfer Agent by filing with the Transfer Agent a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the revolving credit facility under the Credit Agreement.

     "S&P" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company reasonably believes to be customary in an accounts receivable transaction.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Modification Effective Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Senior Securities" means any class or series of Capital Stock of the Company ranking senior to the Series A Preferred Stock with respect to dividends or upon liquidation.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company reasonably believes to be customary in an accounts receivable transaction.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be case in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting


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

interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Term Loan Facility" means one or more term loan facilities under the Credit Agreement.

     "THL Agreement" means that certain Management Agreement between the Company and TBL Equity Advisors IV, LLC.

     "Transfer Agent" means the entity designated from time to time by the Company to act as the registrar and transfer agent for the Series A Preferred Stock.

     "Trustee" means United States Trust Company of New York.

     "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Transfer Agent that the Company's investment in such Unrestricted Subsidiary is a Permitted Investment or that such designation complies with the "Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Incurrence of Additional Indebtedness" covenant of Section 13(f)(ii) and (y) immediately before and immediately after giving effect to such designation, no Increased Dividend Triggering Event shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Transfer Agent by promptly filing with the Transfer Agent a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by


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

(ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Subsidiary" means any Restricted Subsidiary of the Company all the outstanding voting securities of which (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned, directly or indirectly, by the Company.


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